EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix-Opportunities Trust
File Number: 811-7455
Registrant CIK Number: 0001005020
Semiannual 3/31/08

Sub-Item 77Q3


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:


72DD1/72DD2-
Series 3 - Class A  $609, Class B $77, Class C $39,
 Class I $1,078
Series 7 - Class A  $914, Class B $20, Class C $51
Series 8 - Class A  $8,670, Class B $230, Class C $437,
 Class I $240
Series 14 - Class A  $1,429, Class B $30, Class C $26
Series 15 - Class A  $935, Class B $139, Class C $43
Series 16 - Class A  $4,424, Class B $72, Class C $64
Series 18 - Class A  $3,193, Class B $357, Class C $507
Series 19 - Class A  $40,744, Class B $514, Class C $4,453,
 Class T $3,665
Series 20 - Class A  $4,273, Class C $216, Class I $3,178
Series 21 - Class A  $588, Class B $30, Class C $14
Series 22 - Class A  $188, Class B $0, Class C $0
Series 23 - Class A  $175, Class C $3, Class I $1
Series 24 - Class A  $123, Class C $1, Class I $2


73A1/73A2-
Series 3 - Class A  $0.2190, Class B $0.1780, Class C $0.1780,
 Class I $0.231
Series 7 - Class A $0.1640, Class B $0.0910, Class C $0.083 Series 8 - Class A $0.2816, Class B $0.1724, Class C $0.1706,
 Class I $0.3190
Series 14 - Class A  $0.1920, Class B $0.1620, Class C $0.1620
Series 15 - Class A  $0.3171, Class B $0.2985, Class C $0.2987
Series 16 - Class A  $0.1800, Class B $0.1620, Class C $0.1620
Series 18 - Class A  $0.3117, Class B $0.2717, Class C $0.2714
Series 19 - Class A  $0.1280, Class B $0.1165, Class C $0.1222,
 Class T $0.1105
Series 20 - Class A  $0.1677, Class C $0.0508, Class I $0.2070
Series 21 - Class A  $0.0994, Class B $0.0738, Class C $0.0739
Series 22 - Class A  $0.0190, Class B $0.0000, Class C $0.0000
Series 23 - Class A  $0.1359, Class C $0.1151, Class I $0.1420
Series 24 - Class A  $0.0840, Class C $0.0720, Class I $0.0880


74U1/74U2-
Series 3 - Class A 2,730, Class B 446, Class C 265, Class I 3,567
Series 8 - Class A 30,672, Class B 1,298, Class C 2,485, Class I 809 Series 7 - Class A 8,445, Class B 204, Class C 597
Series 14 - Class A 7,371, Class B 184, Class C 189
Series 16 - Class A 24,121, Class B 399, Class C 372
Series 18 - Class A 10,032, Class B 1,318, Class C 1,849
Series 19 - Class A 322,284, Class B 4,441, Class C 35,792,
 Class T 33,516
Series 20 - Class A 28,918, Class C 4,750, Class I 16,688
Series 21 - Class A 5,787, Class B 360, Class C 169
Series 22 - Class A 9,799, Class B 387, Class C 176
Series 23 - Class A 1,297, Class C 25, Class I 10
Series 24 - Class A 1,473, Class C 20, Class I 20

74V1/74V2-
Series 3 - Class A $10.27, Class B $10.07, Class C $10.09,
 Class I $10.38
Series 7 - Class A $10.25, Class B $9.93, Class C $9.89
Series 8 - Class A $29.02, Class B $28.69, Class C $29.00,
 Class I $29.01
Series 14 - Class A $8.31, Class B $8.25, Class C $8.28
Series 16 - Class A $4.46, Class B $4.39, Class C $4.41
Series 18 - Class A $10.33, Class B $10.31, Class C $10.37
Series 19 - Class A $4.55, Class B $4.54, Class C $4.59,
 Class T 4.58
Series 20 - Class A $25.71, Class C $25.47, Class I $25.74
Series 21 - Class A $13.53, Class B $12.37, Class C $12.33
Series 22 - Class A $9.86, Class B $8.88, Class C $8.85
Series 23 - Class A $8.67, Class C $8.65, Class I $8.67
Series 24 - Class A $9.92, Class C $9.92, Class I $9.92